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                                                                    EXHIBIT 10.3

                                 LOAN AGREEMENT


This LOAN AGREEMENT (the "Agreement") is made as of the 7th day of August, 2002 by and between Scores Holding Company Inc., a Utah corporation, with offices at 150 East 58th Street, 25th Floor, New York, NY 10022 (the "Borrower"), and HEM Mutual Assurance Fund Limited, a Hong Kong corporation with offices at c/o Loughran & Co., 38 Hertford Street, London, England W1Y 7TG (the "Lender").

      The parties hereby agree as follows:

SECTION 1. AMOUNT AND TERMS OF THE LOAN

      1.1 THE LOAN. Subject to the terms of this Agreement, the Borrower shall borrow from the Lender and the Lender shall lend to the Borrower One Million Dollars ($1,000,000) (the "Loan") pursuant to a promissory note in the form attached hereto as Exhibit A (the "Note") for the purpose of developing a nightclub through the Borrower's wholly-owned subsidiary known as Go West Entertainment Inc.

      1.2 INTEREST. The Loan shall bear interest on the unpaid principal balance thereof from the date of disbursement until the Loan is repaid in full at a per annum rate equal to six percent (6%). Interest shall be payable annually.

      1.3 METHOD OF PAYMENT TO LENDER. All payments of principal and interest on the Note shall be paid directly to the Lender at its office as provided above, or to such other place as the Lender shall designate.

      1.4 TERM OF LOAN. The Loan shall be due and payable five years from the date of the Note.

      1.5 SPECIAL REPAYMENT PROVISION. If during the five year term of the Loan, a minimum of 8,000,000 shares of Borrower's common stock has been traded on the OTCBB or such other U.S. public markets or stock exchanges on which such common stock may have been traded during such period, Borrower may, at its option, repay all remaining principal and interest due on the Loan by issuing to Lender 100,000 of Borrower's common stock purchase warrants (the "Warrants"), each to purchase one share of Borrower's common stock. If Borrower, at any time during the five year term of the Loan, shall have subdivided its outstanding common shares into a larger number of shares, combined its outstanding shares into a smaller number of shares, paid a stock dividend or otherwise made a distribution or distributions on shares of its common stock payable in shares of its capital stock, a corresponding adjustment shall be made with respect to the number of Warrants issuable to Lender pursuant to this provision. The exercise price of the Warrants shall be set at seventy-five percent (75%) of the average of the three (3) lowest closing bid prices per share of Borrower's common stock during the forty (40) trading days immediately preceding the maturity date of the Loan.



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SECTION 2. DELIVERY OF LOAN PROCEEDS. Upon execution of this Agreement, (i) the
Lender will deliver to Borrower a check or wire transfer funds in the amount of $1,000,000 (the "Delivery Date"), and (ii) the Borrower shall deliver to the Lender, the Note representing the Loan.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      The Borrower hereby represents and warrants to the Lender as follows:

      3.1 CORPORATE POWER. The Borrower has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

      3.2 AUTHORIZATION. All corporate action on the part of the Borrower necessary for the authorization, execution, delivery and performance of this Agreement by the Borrower and the performance of the Borrower's obligations hereunder, including the issuance and delivery of the Note, has been taken or will be taken prior to the Delivery Date. This Agreement and the Note, when executed and delivered by the Borrower, shall constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy.

      3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Borrower in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Delivery Date.

SECTION 4. REPRESENTATION AND WARRANTIES OF THE LENDER

      4.1 PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

      4.2 NO COMMISSIONS. The Lender represents that it has no knowledge that any commission or other remuneration is due or payable, directly or indirectly, to any arising from the transaction contemplated hereby.

SECTION 5. MISCELLANEOUS

      5.1 NO PROHIBITION ON TRANSFER OR ASSIGNMENT. The Borrower agrees that Lender may sell, transfer, assign, or otherwise convey the Note.

      5.2 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.


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Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      5.3 GOVERNING LAW. This Agreement and the Note shall be governed by and construed under the laws of the State of New York.

      5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

      5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in constructing or interpreting this Agreement.

      5.6 NOTICES. Any notice required or permitted under this Agreement shall be in writing given to the parties at their addresses indicated above, or at such other address as such party may designate by ten (10) days advance written notice to the other party. Copies of all notices shall be sent to Adam S. Gottbetter, Esq., Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017, Facsimile Number (212) 983-9210. Any notice so given shall be deemed given on the day transmitted; provided however that if said transmission is made after 4:00 p.m. EST, the notice shall be deemed given the following business day.

      5.7 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent or departure therefrom shall be effective unless in writing and approved by the Borrower and the Lender.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LENDER:                                   BORROWER:
HEM MUTUAL ASSURANCE                      SCORES HOLDING COMPANY INC.
 FUND LIMITED


By: /s/ Pierce Loughran                   By: /s/ Richard Goldring
    --------------------------------          ---------------------------------
    Name:  Pierce Loughran                    Name:  Richard Goldring
    Title: Director                           Title: President



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                                                                       EXHIBIT A

                           SCORES HOLDING COMPANY INC.

                                 PROMISSORY NOTE

US$1,000,000                                                      August 7, 2002

FOR VALUE RECEIVED, Scores Holding Company Inc., a Utah corporation with an address at 150 East 58th Street, 25th Floor, New York, NY 10022 (the "Borrower"), hereby promises to pay to the order of HEM Mutual Assurance Fund Limited, a Hong Kong corporation with offices at c/o Loughran & Co., 38 Hertford Street, London England W1Y 7TG (the "Lender"), the sum of One Million Dollars ($1,000,000) together with all accrued and unpaid interest thereon at the rate of six percent (6%) per annum five years from the date of this Note. Interest on the Note shall be payable annually. Payment on this Note is subject to the terms of the related Loan Agreement between Lender and Borrower dated as of August 7, 2002 including Section 1.5 thereof. Payment on this Note shall be made in lawful money of the United States of America at such place as the Lender or any subsequent holder hereof shall have designated to the Borrower in writing.

The Borrower hereby agrees to indemnify the holder of this Note against and hold it harmless from any costs and expenses, including, without limitation, reasonable attorneys' fees, disbursements and court costs, incurred by the holder of this Note in connection with the enforcement of the terms hereof.

If this Note becomes due or payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date thereof shall be extended to the next succeeding business day.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

This Note may not be modified orally, and shall be governed, construed and interpreted under the internal laws of the State of New York without reference to principles of conflicts or choice of law. Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the courts of the State of New York and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding.

No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Borrower shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the third day after deposit in the United States mail, certified mail, return receipt requested, addressed to the Borrower at its address (or telecopier number) set forth above or such other address or telecopier number as may be hereafter designated in writing by the Borrower to the Lender.

                                         SCORES HOLDING COMPANY INC.


                                         By:
                                             ------------------------------
                                             Name:  Richard Goldring
                                             Title: President



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